Exhibit 99.1

CleanCore Solutions (ZONE) Announces Closing of First Data Center Project,

Establishing its Critical Infrastructure Buildout for the AI Economy

Company announces transaction for a 200-megawatt data center campus in West Texas with potential to expand to more than 500-megawatts

Alex Spiro to continue as Chairman of the Board of Directors and Tyler Hassen appointed as Chief Executive Officer

OMAHA, NEB, July 9, 2026 /PRNewswire/ – CleanCore Solutions, Inc. (NYSE American: ZONE) (“CleanCore” or the “Company”) today announced it has closed a transaction for its first data center project in partnership with HST Technologies, Inc. ZONE will own more than 95% of the project, providing capital and share promote economics with development platform provider, HST. The Company plans to further expand its portfolio of AI infrastructure developments to support the growing demand for compute capacity and is excited about partnering with a leading, experienced project developer.

“As AI adoption increases rapidly and the demand for AI infrastructure continues to accelerate, we are actively focused on expanding our footprint of strategically located data center campuses,” said Tyler Hassen, Chief Executive Officer of ZONE. “Closing our first data center project within weeks of signing our initial LOI reinforces the pace at which we’re executing our strategy. We look forward to announcing upcoming projects in the coming weeks.”

The transaction commits the company to funding the initial 200-megawatts of the West Texas data center campus between now and 2029 with $100 million expected to be funded by the first quarter of 2027. The project has the potential to expand to more than 500-megawatts by 2030, and the Company expects the financial performance of the project to be in line with market comparables.

About CleanCore Solutions, Inc.

CleanCore Solutions, Inc. (NYSE American: ZONE) is building the critical infrastructure that powers the AI economy. Through a growing pipeline of projects, ZONE aims to help meet the increasing demand for compute capacity, power, and digital infrastructure required by the world’s leading AI companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits, timing, development, financing, construction, operation, capacity, expansion and financial performance of the Company’s data center project and any future data center projects; the Company’s ability to fund capital contributions and commitments; the availability and cost of financing; the Company’s plans to expand its portfolio of AI infrastructure developments; expectations regarding demand for AI infrastructure and compute capacity; anticipated future project announcements; the Company’s strategic transition to AI infrastructure; and other statements that are not historical facts. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “may,” “will,” “could,” “should,” “estimates,” “projects,” “potential,” “focused on,” “aims,” “expand,” “expected,” “look forward,” and similar expressions.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: the highly speculative and uncertain nature of the Company’s anticipated AI critical infrastructure business; the Company’s lack of operating history in the data center or computing infrastructure industry; the Company’s limited experience in the data center and AI infrastructure industries; the Company’s ability to successfully transition its business model from cleaning services; the ability of the parties to satisfy closing conditions and implement the transaction documents; the Company’s ability to fund required capital contributions and commitments on anticipated timelines or at all; the availability, cost and terms of project-level, corporate or replacement financing; the significant capital requirements associated with data center development and the Company’s limited current financial resources; construction, development, engineering, procurement, supply chain, utility, interconnection, power availability, permitting, zoning, land acquisition, site-control, environmental, operational and commissioning risks; the Company’s ability to develop, bring online and expand data center projects on anticipated timelines, budgets, capacity levels or performance expectations; tenant, customer, colocation, power, utility and vendor demand, credit and performance risks; risks that expected financial performance, market comparables, revenues, EBITDA, profitability, returns, preferred returns, carried participation, promote economics or other economic benefits may not be achieved; risks associated with equity consideration, dilution, valuation, stock price volatility, liquidity, listing standards and securities-law compliance; the Company’s dependence on HST Technologies, Inc. and other development, technology, operating, financing and construction partners; risks related to proprietary technology, platform licensing, cybersecurity, data security and business continuity; competition from established data center operators, hyperscale cloud providers and other market participants; changes in demand for AI infrastructure and compute capacity; changes in laws, regulations, utility tariffs, interconnection rules, government policy or market conditions affecting AI infrastructure, data centers, energy, power procurement or capital markets; the Company’s ability to consummate a sale or disposition of its cleaning products business on favorable terms or at all; risks associated with the Company’s transition away from its Dogecoin treasury strategy, including potential volatility in cryptocurrency markets and risks related to the disposition of digital asset holdings; conditions that raise substantial doubt about the Company’s ability to continue as a going concern; and general economic, financial, capital market and industry conditions.

For a more complete discussion of risks and uncertainties, please refer to the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA CONTACT

Marcy Simon

Marcy@agentofchange.com

+19178333392

SOURCE CleanCore Solutions, Inc.